Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-177912, 333-176772, 333-176292 and 333-175478) and on Form S-8 (File Nos. 333-152125, 333-137258, 333-126415, 333-118705, 333-106975 and 333-96923) of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) of our report dated March 28, 2012, relating to the Company’s consolidated financial statements, financial statement schedule and internal controls included in the Company’s Transition Report on Form 10-K for the eight month period ended December 31, 2011.

HASKELL & WHITE LLP

Irvine, California

March 28, 2012

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